Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Brian A. Lutes,
Chief Financial Officer and Treasurer,
The Wornick Company
Telephone:  (513) 794-9800

THE WORNICK COMPANY NAMES ROSE PRESIDENT AND CEO; GEISLER EXECUTIVE VICE PRESIDENT AND COO

Cincinnati, Ohio (January 29, 2007) - The Wornick Company, a leading supplier of individual and group military field rations to the Department of Defense, announced today the appointment of Larry L. Rose as president and chief executive officer, positions he held at the company from August 2000 until his departure in December 2004.   He replaces Michael M. Thompson, who resigned to pursue other interests.

Wornick also announced the appointment of Jon P. Geisler as executive vice president and chief operating officer, a position he held from April 2005 until his departure in May 2006.

Robert B. McKeon, chairman of Wornick and president of Veritas Capital, Wornick’s majority shareholder, said, “We are delighted at the return of Larry Rose and Jon Geisler and are confident the company is poised for renewed growth under their leadership.  They bring a proven track record and an exhaustive knowledge of our business and understanding of the customers and marketplace.  At the same time, we thank Mike for his valuable service to Wornick and wish him well in the future.”

”I didn’t realize how much I would miss this business and am very excited to return,” said Rose, who had been with Wornick since its founding in 1971.  “I am also excited about our prospects and enthused about teaming up again with Jon and many of our former colleagues to develop solutions for existing and future customers.”

Geisler joined Wornick’s quality assurance department in 1985 and subsequently worked in every operational aspect of MRE production as he advanced to become chief operating officer.

About The Wornick Company

The Wornick Company is a leading supplier of individual and group military field rations to the Department of Defense.  In addition the Company continues to extend its core capabilities to commercial markets where its customers include, but are not limited to, Kraft Foods, Inc., Gerber Products Company, as well as retail and grocery outlets including Walgreens Co., 7-Eleven, The Kroger Co., Publix Super Markets and Meijer.

About Veritas Capital

Veritas Capital is a private equity investment firm headquartered in New York. Founded in 1992 by Robert B. McKeon, Veritas invests primarily in companies specializing in outsourcing services to the government, primarily in the areas of defense and aerospace, security and infrastructure. Veritas’ portfolio of companies includes, or has included, DynCorp International, Integrated Defense Technologies, Athena Innovative Solutions, Vertex Aerospace, McNeil Technologies, The Wornick Company, and TRAK Communications, among others. Veritas is dedicated to providing the highest level of critical services and equipment to the defense and federal sectors around the world. For more information, please visit http://www.veritascapital.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our business, operations, financial results and future prospects.  These statements are based on management’s current expectations and are subject to significant risks and uncertainties, including but not limited to economic, competitive and governmental factors outside of our control that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements and that may adversely affect us.  For a detailed discussion of the factors which could impact our business, operations, financial results and future prospects, please refer to the “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2005 and risk factors discussed in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to our quarterly report on Form 10-Q for the quarter ended September 30, 2006, and any subsequently filed reports. All documents filed with the SEC are available free of charge through the SEC’s website at http://www.sec.gov or from us by contacting Brian A. Lutes at (513) 794-9800.